MERRILL LYNCH MUNICIPAL SERIES TRUST

MUNICIPAL INTERMEDIATE TERM FUND

FILE # 811-4802

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/12/2005	Empire State Development 5% 1/1/16	288,885,000	5,000,000

Bear Stearns

CIBC World Markets

Citigroup

Goldman Sachs

Morgan Stanley

UBS Financial

First Albany Capital

JP Morgan

Lehman Brothers

Merrill Lynch

M.R. Beal

Raymond James

Roosevelt & Cross

Ramirez & Co

Advest

A.G. Edwards

Banc of America

Jackson Securities

Siebert Brandford

5/20/2005	NY City 5% 6/1/16, 30, or 33	853,135,000	4,000,000

Bear Stearns

CIBC World Markets

Citigroup

Goldman Sachs

Morgan Stanley

UBS Financial

First Albany

JP Morgan

Lehman Brothers

Merrill Lynch

M.R. Beal

Raymond James

Roosevelt & Cross

Ramirez & Co.

Advest

A.G. Edwards

Banc of America

Jackson Securities

Siebert Brandford

7/13/2005	Richmond Virginia 5% 7/15/17	155,040,000	2,000,000	Morgan Keegan Banc of America Merrill Lynch BB&T Capital Markets Wachovia Bank
7/15/2005	Mass School Building Authority 5% 8/15/16	2,500,000,000	5,000,000

UBS Financial Services

Citigroup

Lehman Brothers

Banc of America

Bear Stearns

Goldman Sachs

JP Morgan

Merrill Lynch

Advest

A.G. Edwards

Cabrera Capital

Corby Capital

Finacorp Securities

First Albany

Jackson Securities

Melvin Securities

Moors & Cabot

M.R. Beal

National Financial Mkts.

Oppenheimer & Co.

Ramirez & Co

Raymond James

RBC Dain Rauscher

Siebert Brandford

Southwest Securities

Sovereign Securities

7/28/2005	Golden State Tobacco 5% 6/1/20	3,140,563,508	2,000,000

Bear Stearns

Citigroup

Goldman Sachs

Siebert Brandford

A.G. Edwards

Alamo Capital

E.J. De La Rosa

First Albany Capital

Great Pacific

Jackson Securities

JP Morgan

Lehman Brothers

Merrill Lynch

Morgan Stanley

M.R. Beal

Prager, Sealy & Co.

Southwest Securities

Stone & Youngberg

UBS Financial

Wachovia Bank

8/25/2005	Kentucky Property 5% 8/1/16	218,275,000	3,300,000

Citigroup

Morgan Stanley

Bear Stearns

UBS Financial

J.J.B. Hilliard

Morgan Keegan

NatCity Investments

JP Morgan

Ross Sinclaire

A.G. Edwards

Edward D. Jones

First Kentucky

Seasongood & Mayer

Merrill Lynch

9/30/2005	Mass St Muni GO 5% 09/01/2016	761,095,000	5,000,000

Goldman Sachs

Bear Stearns

Citigroup

JP Morgan

Lehman Brothers

Merrill Lynch

UBS Financial

A.G. Edwards & Sons

Advest

Banc of America

Corby Capital

Edward D. Jones

First Albany

M.R. Beal

Morgan Keegan

National Financial

Ramirez & Co.

Raymond James

RBC Dain Rauscher

Southwest Securities

Wachovia Bank

Eastern Bank